UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 7, 2007

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31255	59-2857021
(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL	34134
(Address of Principal Executive Offices)	(Zip Code)

239-947-2600

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

WCI Communities, Inc. (the “Company”) announced today that it is implementing another significant reduction to its workforce in response to continued soft demand in its markets.

As part of this restructuring, David L. Fry, 48, Senior Vice President, has been appointed Chief Operating Officer. In addition to Mr. Fry’s prior responsibility for the Company’s traditional homebuilding, real estate services and amenities lines of business, he will assume responsibility for the Company’s Florida tower homebuilding operations. Mr. Fry joined the Company in 1995 and was appointed a Senior Vice President of the Company in October 1996. During his tenure with the Company, Mr. Fry has held a variety of positions, including responsibility for our Amenities Division and Chief Operating Officer for Traditional Homebuilding since February 2006.

Item 2.05. Costs Associated with Exit or Disposal Activities.

In connection with the foregoing restructuring and reduction in the Company’s workforce, the Company expects to incur pre-tax charges estimated to be approximately $5.4 million, consisting of severance and related employee benefit costs, of which approximately $1 million was incurred in the third quarter, and the balance will be incurred in the fourth quarter of 2007.

Item 8.01. Other Events.

The Company’s Board of Directors also has agreed to significantly reduce its compensation. Six members of the Board representing the largest shareholders (specifically, Don E. Ackerman, Nicholas Graziano, Carl Icahn, Keith Meister, David Schechter and Craig Thomas) as well as Charles E. Cobb, Jr., each have agreed commencing October 5, 2007, to forego all director compensation for the balance of calendar year 2007 and for all of calendar year 2008. Additionally, Hilliard M. Eure, III, Chairman of the Audit Committee, and Jonathan Macey each has agreed, commencing October 5, 2007 and for all of calendar year 2008 to receive reduced annual director compensation in the aggregate amount of $50,000, to be paid in cash on a quarterly basis in 2008 and to be pro-rated for the balance of 2007, in lieu of the director compensation to which they were entitled.

A copy of the release issued on November 7, 2007 is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of WCI Communities, Inc. dated November 7, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

Date: November 7, 2007	WCI Communities, Inc.

	By:	/s/ James D. Cullen
	Name:	James D. Cullen
	Title:	Vice President